UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2018

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 2, 2018, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), upon the recommendation of the Compensation Committee of the Board, approved the following compensation arrangements for Lowell L. Junkins, Farmer Mac’s Acting President and Chief Executive Officer:

▪
In recognition of the service of Mr. Junkins in his role as Farmer Mac’s Acting President and Chief Executive Officer since his appointment on December 7, 2017, Mr. Junkins will receive a cash bonus of $160,000.

▪
Effective May 1, 2018, Mr. Junkins will receive a base salary of $40,000 per month, which salary will continue until the earlier of the date a new Chief Executive Officer has begun service at Farmer Mac or Mr. Junkins ceases to be employed by Farmer Mac.

▪	Mr. Junkins will be eligible for an additional cash bonus at the conclusion of his service as Acting President and Chief Executive Officer, subject to the discretion of the Compensation Committee.

Mr. Junkins will continue to be reimbursed for certain expenses related to his service as Acting President and Chief Executive Officer. He will not be eligible for grants of equity-based compensation other than in connection with his service as a member of Farmer Mac’s Board, and he will continue to receive cash director fees payable during the time he serves as Acting President and Chief Executive Officer so long as he remains a member of the Board.

The Board’s CEO Search Committee continues to conduct a thorough search for Farmer Mac’s next President and Chief Executive Officer. The CEO Search Committee will seek to recommend Board approval of a new President and Chief Executive Officer with appropriate qualifications and expertise in a timely manner.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 3, 2018, Farmer Mac held its Annual Meeting of Stockholders.  At that meeting, the holders of Farmer Mac’s voting common stock: (1) elected all ten of the nominees for director on the ballot and identified in Farmer Mac’s Proxy Statement previously filed on April 2, 2018 (the “Proxy Statement”); (2) ratified the selection of PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (3) approved the extension of the term of and the material terms of performance goals under Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan as described in the Proxy Statement; and (4) approved an advisory proposal approving the compensation of Farmer Mac’s named executive officers as described in the Proxy Statement.

Election of Directors

Farmer Mac’s federal charter provides that five directors are elected annually by a plurality of the votes of the holders of Class A Voting Common Stock and five directors are elected annually by a plurality of the votes of the holders of Class B Voting Common Stock.  Listed below are the final results for the election of directors (by class, with cumulative voting):

Class A Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Dennis L. Brack	609,081	114,947
James R. Engebretsen	609,228	114,947
Dennis A. Everson	609,228	114,947
Mitchell A. Johnson	629,828	114,947
Clark B. Maxwell	630,728	114,947

Class B Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Richard H. Davidson	506,552	None
Thomas W. Hill	507,340	None
Robert G. Sexton	425,620	None
Keri L. Votruba	506,552	None
Douglas E. Wilhelm	507,340	None

Based on these voting results, the following individuals were elected to serve as directors of Farmer Mac for one-year terms until Farmer Mac’s next Annual Meeting of Stockholders:  Dennis L. Brack, Richard H. Davidson, James R. Engebretsen, Dennis A. Everson, Thomas W. Hill, Mitchell A. Johnson, Clark B. Maxwell, Robert G. Sexton, Keri L. Votruba, and Douglas E. Wilhelm.

In addition to the ten directors elected at the Annual Meeting of Stockholders on May 3, 2018, the following directors appointed by the President of the United States continue to serve as directors of Farmer Mac:  Lowell L. Junkins (Chairman), Myles J. Watts (Vice Chairman), Chester J. Culver, Sara L. Faivre, and Bruce J. Sherrick.  Those five directors have no specified term and serve at the pleasure of the President of the United States.

Ratification of Selection of PricewaterhouseCoopers LLP as Farmer Mac’s Independent Registered Public Accounting Firm for 2018

Farmer Mac’s By-Laws provide that the Audit Committee’s selection of accountants shall be made annually in advance of the Annual Meeting of Stockholders and shall be submitted for ratification or rejection at such meeting.  Farmer Mac’s Audit Committee previously selected PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  Listed below are the final results for the stockholder vote on the ratification of that selection (Class A votes and Class B votes combined):

Number of Votes
For	1,238,610
Against	9,599
Abstain	1,300
Broker Non-Votes	None

Approval of the Extension of the Term of and the Material Terms of Performance Goals under Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan

Listed below are the final results for the stockholder vote to extend the term of and the material terms of the performance goals under Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan (Class A votes and Class B votes combined):

Number of Votes
For	888,353
Against	37,223
Abstain	208,986
Broker Non-Votes	114,947

Advisory Vote to Approve Compensation of Farmer Mac's Named Executive Officers (“Say-on-Pay”)

Listed below are the final results for the stockholder Say-on-Pay advisory vote (Class A votes and Class B votes combined):

Number of Votes
For	913,444
Against	15,312
Abstain	205,806
Broker Non-Votes	114,947

Farmer Mac intends to hold future advisory Say-on-Pay votes every year. Farmer Mac’s Board may re-evaluate this determination after the next stockholder vote on the frequency of Say-on-Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: May 8, 2018